News Release Copy

Chemtura Executes Amendment and Waiver of its Senior Credit Facility

Intends to Enter into New U.S. Accounts Receivable Securitization Agreement

MIDDLEBURY, Conn.--(BUSINESS WIRE)--Chemtura Corporation (NYSE:CEM) announced that it had today entered into an amendment and waiver agreement with the lenders under its senior credit facility, as well as with the providers of its U.S. accounts receivable securitization facility. The Company further advised that it intends to replace its U.S. accounts receivable securitization facility before the end of January 2009.

Craig A. Rogerson, Chairman, President and CEO, commented: “As the recession takes hold, the deterioration in business conditions has impacted Chemtura’s financial performance and outlook. We are grateful for the support and prompt action by our lenders to address the immediate impact of these changes.”

Mr. Rogerson continued, “The amendments and waivers provide Chemtura with the time we need to continue the orderly progress of our asset sales process and to implement actions to reduce our costs and manage cash flow. Further, we will have more clarity as to the underlying customer demand as their inventory reduction actions work through the global supply chain.”

Like many companies, Chemtura saw order volumes decline sharply in November and December as its customers experienced, or anticipated, reductions in demand from the industries they serve. These order reductions primarily related to Chemtura’s Polymer Additives and Performance Specialties business segments in electronic, polyolefin, building and construction and general industrial applications. With significant reductions in sales volume and higher manufacturing variances, the Company concludes that it will report an operating loss for the fourth quarter, 2008. In light of this deterioration in financial performance, the Company requested, and its lenders have granted, a 90-day waiver of its compliance with the financial maintenance covenants under its senior credit facility.

The amendment and waiver agreement with the lenders under its senior credit facility required, among other matters, a permanent reduction in the facility commitments from $740 million to $500 million and a grant of a security interest in the Company’s U.S. inventory, subject to certain limitations as provided under the Company’s bond indentures. Certain of those lenders have expressed their non-binding intention to subscribe to a replacement accounts receivable securitization facility with up to $150 million of capacity and a three-year term, subject to the completion of a field audit, execution of mutually satisfactory definitive agreements and certain other conditions. The lenders' and the Company's desire is to enter into this new facility before the end of January 2009. Lenders who participate will reduce their commitments to the senior credit agreement pro-rata to their participation in the new securitization facility.

The Company has also entered into an amendment and waiver agreement with the providers of its U.S. accounts receivable securitization facility. Among other matters, the agreement provides for a 90-day waiver of its compliance with the financial maintenance covenants under the senior credit agreement and a permanent reduction in the facility size from $275 million to $100 million. The facility will terminate upon the effectiveness of the replacement U.S. accounts receivable securitization facility.

Citibank, N.A. is administrative agent for the senior credit facility. The Royal Bank of Scotland, plc (as successor to ABN AMRO N.V.), is administrative agent for the U.S. accounts receivable securitization facility. Citibank Global Markets Inc. is arranger for the replacement U.S. accounts receivable securitization facility.

In light of reduced demand and with the expectation the implementation of an upgraded management system will improve the efficiencies of business and management processes, Chemtura is implementing the restructuring initiative it previously announced on December 11, 2008 to reduce cash fixed costs by approximately $50 million on an annualized basis. This initiative involves a worldwide reduction in its professional and administrative staff by approximately 500 staff, which represents a reduction of about 20 percent of the professional and administrative population.

The Company is also adjusting its plant production rates to align with customer demand and its inventory reduction goals and is modifying work hours, furloughing or reducing production personnel as required. As a result, a significant number of the Company’s Polymer Additives facilities have been idled in the latter part of December. These actions are providing additional cost reductions. Production at these facilities will be restored as customer demand dictates.

The changes in financial performance during the fourth quarter 2008 and the outlook in 2009 have led the Company to conclude an impairment has occurred to the carrying value of its goodwill. The Company will quantify and record a non-cash goodwill impairment charge in its fourth quarter 2008 financial results, together with charges related to its new restructuring program and the expenses related to the above-mentioned amendment and waiver agreements. Chemtura expects to release its fourth quarter and full year financial results in late February 2009.

The amendment and waiver agreements referenced in this release are today being filed on Form 8-K with the Securities and Exchange Commission.

Chemtura Corporation (NYSE:CEM), with 2007 sales of $3.7 billion, is a global manufacturer and marketer of specialty chemicals, crop protection products, and pool, spa and home care products. Learn more about us on our Web site at www.chemtura.com.

Forward-Looking Statement

This document includes forward-looking statements. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	General economic conditions;

•	Significant international operations and interests;

•	The ability to obtain increases in selling prices to offset increases in raw material and energy costs;

•	The ability to retain sales volumes in the event of increasing selling prices;

•	The ability to absorb fixed cost overhead in the event of lower volumes;

•	Pension and other post-retirement benefit plan assumptions;

•	The ability to successfully complete its restructuring programs and the turnaround of our Polymer Additives segment;

•	The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;

•
The ability to sustain profitability in our Crop Protection business due to new generic competition and the failure to secure new products and technology. Additionally, the Crop Protection business is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;

•	The ability to sell methyl bromide due to regulatory restrictions;

•	Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Products and Crop Protection segments;

•	Changes in the availability and/or quality of our energy and raw materials;

•	The ability to collect our outstanding receivables;

•	Changes in interest rates and foreign currency exchange rates;

•	Changes in technology, market demand and customer requirements;

•	The enactment of more stringent domestic and international environmental laws and regulations;

•	The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;

•	The outcome of our review of strategic alternatives;

•	The ability to reduce our indebtedness levels;

•	The ability to recover our deferred tax assets;

•	The ability to successfully complete the Company’s new SAP platform initiative;

•	The ability to support the goodwill in our business segments;

•	The ability to enter into a new accounts receivable securitization facility for the Company’s United States accounts receivable before the end of January 2009;

•	The ability to be compliant with our debt covenants or obtain necessary waivers or amendments;

•	The ability to refinance or redeem its 7% senior notes on or before maturity on July 15, 2009; and

•	Other risks and uncertainties detailed in Item 1A. Risk Factors or in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued and such information will not necessarily be updated by the Company.

Contacts

Chemtura Corporation
Stephen Forsyth, 203-573-2213